Exhibit 10.1

PMI GLOBAL SERVICES INC.

120 PARK AVENUE, NEW YORK, NY 10017. U.S.A TELEPHONE (917) 663-4000

September 12, 2018

To:     Mr. Louis C. Camilleri

Re: Time Sharing Agreement -Termination

Dear Sir,

We refer to the Agreement between us dated August 18, 2010, as amended (the “Agreement”). The purpose of this letter is to confirm in writing the mutual agreement of both parties to terminate the Agreement effective as of September 12, 2018 (hereinafter, the “Termination Date”) without any further formalities, with both parties waiving the 30 days’ notice provision of Section 1 of the Agreement.

Parties’ obligations with respect to the reimbursement of expenses and fees under the Agreement incurred prior to the Termination Date will continue after the Termination Date. Please sign and return to us the duplicate copy of this letter, thereby acknowledging your agreement to its terms.

Yours faithfully,

PMI Global Services Inc.
By: /s/ JOHN K. HAMMEL
Name: John K. Hammel
Title: Vice President

Accepted and agreed:
Louis C. Camilleri

/s/ LOUIS C. CAMILLERI